Exhibit 10.1

Execution Version

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

DELAYED DRAW PROMISSORY NOTE

Maximum Principal Amount: $2,500,000	Dated as of March 30, 2023

New York, New York

26 Capital Acquisition Corp., a Delaware corporation (the “Maker”), promises to pay to the order of 26 Capital Holdings LLC, or its permitted assigns or successors in interest (the “Payee”), the aggregate outstanding principal amount of the Advances (as defined below) in lawful money of the United States of America, on the terms and conditions described below. The Maker acknowledges and agrees that the Payee has provided it with $2,500,000 by wire transfer of immediately available funds on or before the date hereof. All payments on this Note (except as set forth in Section 17 below) shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Payee to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Delayed Draw Line of Credit. The Payee hereby establishes a discretionary delayed draw line of credit in favor of the Maker (the “Line of Credit”) in the maximum aggregate principal amount of $2,500,000 (the “Maximum Amount”). The Maker may from time to time request advances and borrow funds periodically under the Line of Credit (each an “Advance” and collectively, the “Advances”) so long as both immediately prior and immediately after giving effect to any such Advance: (i) the aggregate outstanding principal amount of the Advances does not exceed the Maximum Amount and (ii) no Event of Default (as defined below) shall have occurred and be continuing. Anything to the contrary notwithstanding, any such requested Advance shall be made by the Payee in its sole discretion. The Maker may upon not less than three (3) Business Days prior written notice to Payee (such notice, a “Voluntary Prepayment Notice”), prepay Advances from time to time until the Maturity Date (as defined below), subject to terms and conditions set forth in this Note. For the avoidance of doubt, Payee may return any prepayment made without the requisite prior notice to Maker, the effect of which will be as if such prepayment was not made. Once an Advance has been repaid, it may not be reborrowed.

2. Maturity, Repayment. The principal balance of this Note shall be payable by the Maker on the earlier to occur of: (i) the satisfaction of all conditions set forth in Article 7 of that certain Agreement and Plan of Merger and Share Acquisition Agreement, by and among Tiger Resort Asia Ltd., UE Resorts International, Inc. (formerly known as Okada Manila International, Inc.), Project Tiger Merger Sub, Inc., Tiger Resort, Leisure and Entertainment, Inc. and the Maker, dated as of October 15, 2021, as amended (the “Merger Agreement”) other than those conditions set forth in Article 7 of the Merger Agreement that by their nature cannot be satisfied other than at the Closing (as defined in the Merger Agreement) (such date, the “Pre-Closing Satisfaction Date”) and (ii) the date that the winding up of Maker is effective (such date, the “Wind-Up Date”; the earlier of the Pre-Closing Satisfaction Date and the Wind-Up Date, the “Maturity Date”). For the avoidance of doubt, no prior notice is required in respect of any payment on the Maturity Date. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder. If any amount payable hereunder shall be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day. As used herein, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

3. Interest. No interest shall accrue on the unpaid principal balance of this Note.

4. Use of Proceeds. The proceeds of the Advances under the Line of Credit shall be used by the Maker to pay fees and expenses and for other general corporate purposes.

5. Advances. The principal amount of each Advance, the outstanding principal amount of the Advances and all payments made to the Payee on account of such principal may be noted by the Payee on Schedule I attached hereto. The entries in Schedule I shall be conclusive and binding for all purposes absent manifest error. Notwithstanding the foregoing, any error or omission by the Payee with regard to Schedule I shall not affect the obligation of the Maker to pay the full amount of Advances due under this Note.

6. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

7. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five Business Days of the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

8. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 7(a) hereof, Payee may, by written notice to Maker, (i) (A) terminate the Line of Credit and/or (B) declare this Note to be due immediately and payable, whereupon the unpaid principal amount of the Advances under this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding and (ii) exercise any and all of its other rights under applicable law and under this Note.

(b) Upon the occurrence of an Event of Default specified in Sections 7(b) and 7(c), the Line of Credit shall automatically and immediately terminate, and the unpaid principal amount of the Advances under this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

9. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee. No failure on the part of the Payee to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Payee preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Payee.

10. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

11. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing by such party, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the Business Day following receipt of written confirmation, if sent by facsimile or electronic transmission, one Business Day after delivery to an overnight courier service or five days after mailing if sent by mail.

12. GOVERNING LAW; Submission to Jurisdiction; Waiver of Jury Trial. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. Each of the Maker and the Payee (by its acceptance hereof) hereby (i) irrevocably submits to the jurisdiction of any Delaware State or Federal court in any action or proceeding arising out of or relating to this Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such Delaware State or Federal court. The Maker and the Payee (by its acceptance hereof) mutually waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

13. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in connection with the Maker’s initial public offering, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever; provided, however, that upon the occurrence of the Pre- Closing Satisfaction Date, Maker shall repay the principal balance of this Note out of the proceeds released to Maker from the trust account after payment to holders of the Public Shares in accordance with Section 6 hereof. The foregoing shall bind any permitted assignee or transferee of this Note.

15. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

16. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

17. Conversion.

(a) Subject to Section 18 hereof, but otherwise notwithstanding anything contained in this Note to the contrary, provided that Maker has not deposited, or caused to be deposited, irrevocably, an amount equal to the unpaid principal amount of Advances outstanding under this Note to an account designated for the benefit of Payee, then upon the occurrence of the Pre-Closing Satisfaction Date, the unpaid principal amount of Advances under this Note shall convert into a number of shares of Class A common stock equal to (x) the portion of the principal amount of this Note being converted pursuant to this Section 17, divided by (y) $2.50, rounded up to the nearest whole number (the “Conversion Shares”; such conversion of the unpaid principal amount of Advances into Conversion Shares, the “Equity Conversion”); provided that in no event shall Payee be entitled to receive more than 2,000,000 shares of common stock in the aggregate on account of (i) the conversion of the then outstanding principal amount of Advances under this Note into Conversion Shares pursuant to this Section 17(a), (ii) the conversion contemplated by the Delayed Draw Promissory Note, dated as of January 15, 2023, issued by the Maker to the Payee, or (iii) the conversion of any other note or other equity issuance made after the date hereof in connection with the ongoing funding of Maker. In addition, following the delivery of any Voluntary Prepayment Notice that Maker may deliver to Payee, Payee may elect to cause the Equity Conversion to occur by delivery to Maker of written notice expressly stating that Payee has elected to cause the Equity Conversion to occur pursuant to the terms of this Note so long as the Advances being converted pursuant to such notice remain outstanding at the time of delivery of such notice.

(b) Upon the conversion of the principal amount of this Note as set forth in clause (a) above, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Shares, and (iii) in exchange for the surrendered Note, Maker shall, at the direction of Payee, deliver to Payee the Conversion Shares, which shall bear such legends as are required in the opinion of counsel to either Maker or Payee or by any other agreement between Maker and Payee and applicable state and federal securities laws.

(c) Payee shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Shares upon conversion of this Note pursuant hereto; provided, however, that Payee shall not be obligated to pay any transfer taxes resulting from any transfer requested by any of its members or their respective affiliates in connection with any such conversion.

(d) The Conversion Shares shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of applicable law.

18. Shareholder Approval of the Equity Conversion. Notwithstanding anything to the contrary contained in this Note, (i) no Conversion Shares shall be issued, (ii) the Equity Conversion shall not be effectuated, and (iii) the provisions of Section 17 of this Note shall be void ab inito unless and until the Equity Conversion has been approved by a majority of shares of common stock of Maker then outstanding (the “Shareholder Approval”). Upon such Shareholder Approval, Maker shall be authorized to effectuate the Equity Conversion and issue the Conversion Shares in accordance Section 17 hereof.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

26 CAPITAL ACQUISITION CORP.

By:	/s/ John K. Lewis
	Name:	John K. Lewis
	Title:	Chief Financial Officer

Signature Page to Delayed Draw Promissory Note

Agreed and Accepted:

26 CAPITAL HOLDINGS LLC

By:	/s/ Jason Ader
	Name:	Jason Ader
	Title:	Managing Member

Signature Page to Delayed Draw Promissory Note

Schedule I

Principal and Repayment of Principal

Date	Amount of Advance	Advances Prepaid	Aggregate Principal Balance of Advances	Notation Made By

Schedule I